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                                                                   EXHIBIT 10.31


STATE OF SOUTH CAROLINA  )
                         )              LEASE
COUNTY OF FLORENCE       )



     This Lease made the 1st day of February, 1995 by and between QHG of South Carolina, Inc., a South Carolina Corporation ("Lessee") and C. Edward Floyd, M.D., of Florence, South Carolina ("Lessor"). Lessor owns and operates a vascular laboratory known as Vascular Laboratory of Florence with its principal place of business and office located at 511 South Dargan Street, Florence, South Carolina.

                                   SECTION I

                                 TERM OF LEASE

     The term of the lease shall be one year (1), commencing on February 1, 1995. The Lease may be renewed for additional one year (1) term. Termination may be made by giving sixty (60) days' written notice by either party.

                                   SECTION II

                                PAYMENT OF RENT

     In consideration for the leasing of the property, Lessee agrees to pay to Lessor as rent for the property the sum of Eight Thousand and no/100 ($8,000) Dollars per month during the term of this lease. Such payment shall be made to Lessor at 511 South Dargan Street, Suite 2200, Florence, South Carolina 29506.


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                                 SECTION III

                             PROPERTY TO BE LEASED

     Please refer to the exhibit attached to this lease.

                                   SECTION IV

                        USE AND PRESERVATION OF PROPERTY

     Lessee shall use all property associated with the vascular laboratory in a careful and proper manner, shall comply with all applicable laws and regulations, and shall maintain the property in good repair condition. Lessee assumes all risk of loss and damage to all the property which is subject to this Lease from any cause whatsoever and agrees that the property will be returned to Lessor in the same condition as when received, ordinary wear and tear excepted.

                                   SECTION V

                        TERMINATION OF LEASE BY DEFAULT
                               AND NOTICE TO CURE

     If Lessee fails to perform any of the conditions and covenants of this Lease, including without limitation, lease rental payments, charges for any damage and repairs to premises or property which are the obligation of Lessee under this Lease, or moves or attempts to remove any of the property without first obtaining the written consent of Lessor, Lessor may terminate this Lease and Lessee's right to possession of the property, after giving sixty (60) day written notice to cure the default and if not cured within the sixty (60) day period, thereafter immediately take possession of the property without further demand on or notice to Lessee.




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                                 SECTION VI

                          LESSOR'S RIGHT OF INSPECTION

     At all times during Lessee's business hours, Lessor shall have the right to enter the premises where the property is located and maintained for the purpose of inspecting the property.

                                  SECTION VII

                        OBLIGATION TO PAY TAXES AND FEES

     Lessee shall pay all license fees, assessments, and sales, use, property, and other taxes imposed on the property, either directly or by reimbursement of Lessor.

                                  SECTION VIII

                            LIMITATION OF WARRANTIES

     Lessee acknowledges that the property is a vascular laboratory and includes furniture, fixtures, equipment, all technical and office supplies, and all other technical and non-technical supplies associated with the operation of a vascular laboratory. In addition, all patient, medical, personnel and other records related to the business shall be provided by Lessor to Lessee. Lessor has not made and does not make any representations, warranties, or covenants, express or implied, with respect to the condition of the property. Lessor shall not be liable to Lessee for any liability, loss, or damage caused directly or indirectly by the property, by any inadequacy or defect, or by any incident in connection with the property.



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                                 SECTION IX

                            RIGHT TO QUIET ENJOYMENT

     Lessee covenants with Lessor for quiet enjoyment and possession of the demised property during the term of this lease.

                                   SECTION X

                                ATTORNEYS' FEES

     In the event any proceedings' are instituted in connection with this Lease in any judicial jurisdiction, the unsuccessful party shall pay to the successful party a reasonable amount for the successful party's attorneys' fees.

                                   SECTION XI

                                 BINDING EFFECT

     This Lease shall be binding on the respective heirs, legatees, personal representatives, successors and assigns of the parties.

                                  SECTION XII

                                  SEVERABILITY

     If any provision of this Lease is held invalid by a court of competent jurisdiction, it shall be considered deleted from the Lease, but such invalidity shall not affect the other provisions that can be given effect in the absence of the invalid provisions.




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     IN WITNESS WHEREOF each party has caused this Agreement to be executed on the date indicated in the first paragraph of this Agreement.

                                    QHG OF SOUTH CAROLINA, INC.



                                    By:
                                          --------------------------------
                                    Title:
                                          --------------------------------



                                    --------------------------------------
                                    C. EDWARD FLOYD, M.D.






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